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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
DURATEK, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DURATEK, INC.
10100 Old Columbia Road
Columbia, Maryland 21046

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 12, 2004

To the Stockholders:

        We hereby notify you that the Annual Meeting of Stockholders of Duratek, Inc. ("We", "our" or the "Company") will be held at our principal executive offices at 10100 Old Columbia Road, Columbia, Maryland 21046 on the 12th day of May, 2004 at 10:30 a.m., Eastern Daylight Savings Time, for the following purposes:

  1.
  To elect seven members of the Board of Directors to serve until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualify.

  2.
  To approve an amendment to paragraph (b) Article III "Voting Rights" of the Certificate of Designations establishing the 8% Cumulative Convertible Redeemable Preferred Stock, par value $.01 per share, to eliminate the right of the holders of the 8% Cumulative Convertible Redeemable Preferred Stock, voting as a separate class, to elect a majority of the members of our Board of Directors.

  3.
  To ratify the Audit Committee's appointment of KPMG LLP as Duratek's independent auditors for the year ending December 31, 2004.

  4.
  To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

        You are entitled to receive notice of and to vote at the annual meeting and any adjournments thereof if you were a holder of record of our Common Stock or 8% Cumulative Convertible Redeemable Preferred Stock as of the close of business on March 15, 2004.

        Please submit a proxy as soon as possible in the enclosed stamped envelope so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on the proxy card. All stockholders are extended a cordial invitation to attend the annual meeting.

By Order of the Board of Directors
Diane R. Brown Corporate Secretary

Columbia, Maryland
April 9, 2004

DURATEK, INC.
10100 Old Columbia Road
Columbia, Maryland 21046

Columbia, Maryland	April 9, 2004

PROXY STATEMENT

        The accompanying proxy is solicited by and on behalf of the Board of Directors of Duratek, Inc., a Delaware corporation ("We" or the "Company"), for use at our Annual Meeting of Stockholders (the "Annual Meeting") to be held at our principal executive offices at 10100 Old Columbia Road, Columbia, Maryland 21046 on the 12th day of May, 2004 at 10:30 a.m. Eastern Daylight Savings Time, and at any adjournments thereof. The approximate date on which this Proxy Statement and the accompanying proxy were first given or sent to security holders was April 9, 2004.

        You may revoke your proxy instructions at any time prior to the vote at the annual meeting. You may accomplish this by sending written notice to that effect to the attention of our Corporate Secretary, prior to the Annual Meeting, or in person to the Chairman of, or the Inspectors of Election at, the Annual Meeting, or by the execution and return of a later-dated proxy.

Record Date and Voting Rights

        The Board of Directors has fixed the close of business on March 15, 2004 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. Only stockholders of record on the record date are entitled to vote at the Annual Meeting. On the record date, our issued and outstanding capital stock consisted of 14,041,824 shares of Common Stock and 6,005 shares of our 8% Convertible Cumulative Redeemable Preferred Stock, par value $.01 per share (the "Convertible Preferred Stock").

        Each share of Common Stock is entitled to cast one vote. Under our certificate of incorporation, the Convertible Preferred Stock may vote with the Common Stock on all matters. When voting with the Common Stock as a single class, each share of Convertible Preferred Stock is entitled to cast 33 1/3 votes per share. Accordingly, the outstanding shares of Convertible Preferred Stock represent 200,167 votes in the aggregate when voting with the shares of Common Stock as a single class. Our certificate of incorporation does not permit cumulative voting.

        In addition, the Convertible Preferred Stock is entitled to vote on certain matters as a separate class, including the right to approve of amendments to the Certificate of Designations and the right to elect a majority of the Board of Directors as long as The Carlyle Group owns at least 20% of our outstanding voting securities. The Carlyle Group beneficially owns a majority of the Convertible Preferred Stock and beneficially owns 22.5% of our Common Stock as of the record date. See "Security Ownership of Certain Beneficial Owners and Management." In December 2003, The Carlyle Group and we entered into a Stockholders Agreement. Under the terms of this agreement, The Carlyle Group agreed to (i) waive its rights under the Certificate of Designations establishing the Convertible Preferred Stock to elect a majority of the Board of Directors and (ii) vote its shares at this annual meeting to remove this provision from the Certificate of Designations. Pursuant to this same agreement, we have agreed to use our best efforts to cause one individual selected by The Carlyle Group to be nominated to our Board of Directors as long as The Carlyle Group owns at least 15% of our outstanding voting securities.

Vote Required for a Quorum and to Approve the Proposals

        A quorum of the stockholders is constituted by the presence at the meeting, in person or by proxy, of holders of record of voting stock, representing a majority of the number of votes entitled to be cast.

        Our Board of Directors is elected by a plurality of the votes cast by the holders of shares of Common Stock and Convertible Preferred Stock present in person or represented by proxy at the Annual Meeting. The proposal to amend paragraph (b) Article III "Voting Rights" in our Certificate of Designations to eliminate the right of the holders of the Convertible Preferred Stock, voting as a separate class, to elect a majority of the members of our Board of Directors requires the affirmative vote of the holders of a majority of the outstanding shares of the Convertible Preferred Stock, voting as a separate class, and the affirmative vote of the holders of a majority of the outstanding shares of the Convertible Preferred Stock and Common Stock, voting together as a single class. On all other matters, including the ratification of the Audit Committee's appointment of KPMG, LLP as our independent auditors for the fiscal year ending December 31, 2004, a majority of the votes cast at the meeting, with a quorum present, is required to approve the matter.

        For purposes of the election of directors, abstentions and broker non-votes are not considered to be votes cast and do not affect the plurality vote required for directors. For purpose of the charter amendment, abstentions and broker non-votes will have the same effect as a vote against this proposal. For all other matters, abstentions and broker non-votes will not be considered to be votes cast and will have no effect on the outcome of the matter.

        The persons appointed in the proxies as proxy holder are officers of the Company. All properly executed proxies will be voted in accordance with the instructions contained in the proxies, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting. The proxies will also be voted FOR or AGAINST such other matters as may properly come before the meeting at the discretion of the proxy holders. Our management is not aware that any other matters are to be presented for action at the meeting.

        If you hold your shares through a broker, bank or other nominee and you do not instruct them how to vote, your broker may have authority to vote your shares.

Recommendations of the Board of Directors

        Our Board of Directors recommends that stockholders vote:

  •
  "FOR" each of the nominees for the Board of Directors listed below.

  •
  "FOR" the amendment to the Certificate of Designations establishing the Convertible Preferred Stock paragraph (b) Article III "Voting Rights" to eliminate the right of the holders of the Convertible Preferred Stock, voting as a separate class, to elect a majority of the members of our Board of Directors.

  •
  "FOR" the ratification of the Audit Committee's appointment of KPMG LLP as our independent auditors for the year ended December 31, 2004.

Proxy Solicitation and Expenses

        The solicitation of proxies generally will be by mail and by our directors, officers, and regular employees. In some instances, solicitation may be made by telephone or other means. We will bear all costs incurred in connection with the solicitation of proxies. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of our Common Stock and Convertible Preferred Stock, and we will reimburse them for reasonable out-of-pocket and clerical expenses in forwarding these materials.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        The following table sets forth, at March 15, 2004, the amount and percentage of our outstanding Common Stock and Convertible Preferred Stock beneficially owned by each director and nominee for director, each executive officer named in the Summary Compensation Table, all directors and officers as a group and all persons, to our knowledge, beneficially owning more than five percent (5%) of the our Common Stock or Convertible Preferred Stock.

	Common Stock			Convertible Preferred Stock
Name of Beneficial Owners	Number of Shares Beneficially Owned (1)		Percent of Class Outstanding	Number of Shares Beneficially Owned (1)		Percent of Class Outstanding
Michael J. Bayer	—		—	—
Daniel A. D'Aniello	3,101,551	(2)	22.1%	3,003	(3)	50%
Alan J. Fohrer	—		—	—
Dr. Francis J. Harvey	47,000	(4)	*	—
George V. McGowan	21,500	(4)	*	—
Robert E. Prince	488,295	(5)	3.4%	—
Admiral James D. Watkins	14,900	(4)	*	—
C. Paul Deltete	80,754	(5)	*	—
Michael F. Johnson	8,658	(5)	*	—
Robert F. Shawver	174,491	(5)	1.2%	—
William R. Van Dyke	20,504	(5)	*	—
Directors and Officers as a group (19)	4,050,561	(6)	27.7%
Name and Address of Other 5% Holders of Common or Convertible Preferred Stock
The Carlyle Group 1001 Pennsylvania Avenue, NW Washington, DC 20004-2505	3,101,551	(7)	22.1%	3,003		50%
Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	891,100	(8)	6.3%	—		—
Ashford Capital Management, Inc. P.O. Box 4172 Wilmington, DE 19807	1,273,300	(9)	9.1%

*
Less than one percent

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes shares of Common Stock or Convertible Preferred Stock to which the person has sole or shared voting or investment power with respect to shares of Common Stock or Convertible Preferred Stock which the person has the right to acquire as of May 14, 2004, 60 days after March 15, 2004, through the exercise of any stock option or other right. Shares of Common Stock or Convertible Preferred Stock subject to options or rights currently exercisable or exercisable as of May 14, 2004 are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or right but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except where indicated otherwise, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock or Convertible Preferred Stock shown as beneficially owned by them.

(2)
Mr. D'Aniello is a member of the managing boards of each of TCG Holdings, LLC and DBD Investors V, L.L.C. Each of these managing boards are made up of three members and act by majority consent. Accordingly, Mr. D'Aniello disclaims beneficial ownership of the shares beneficially owned by TCG Holdings, LLC and DBD Investors V, L.L.C. These entities commonly do business under the name The Carlyle Group. The Shares listed do not include shares of Common Stock issuable upon conversion of the Convertible Preferred Stock. The shares of Convertible Preferred Stock are convertible into 100,098 shares of Common Stock. Assuming the conversion of the Convertible Preferred Stock into Common Stock, The Carlyle Group would own 3,201,649 shares of Common Stock or 22.5% of the Common Stock. However, pursuant to a Stockholders Agreement dated December 16, 2003 with us, The Carlyle Group has waived their right to convert the shares into our Common Stock.

(3)
Pursuant to a Stockholders Agreement' dated December 16, 2003 with us, The Carlyle Group has waived their right to convert the shares into our Common Stock.

(4)
Includes options to purchase 40,000 shares for Dr. Harvey and 18,000 shares for Mr. McGowan and 14,000 shares for Admiral Watkins, which are exercisable within 60 days of March 15, 2004.

(5)
Includes options to purchase 266,314, 138,100, 65,000, 27,600, and 8,000 shares of Common Stock for Messrs. Prince, Shawver, Deltete, Van Dyke, and Johnson, respectively, which are exercisable within 60 days of March 15, 2004.

(6)
Includes options to purchase 679,714 shares of Common Stock for the executive officers and directors as a group, which are exercisable within 60 days of March 15, 2004.

(7)
Does not include shares of Common Stock issuable upon conversion of the Convertible Preferred Stock. The shares of Convertible Preferred Stock are convertible into 100,098 shares of Common Stock. Assuming the conversion of the Convertible Preferred Stock into Common Stock, The Carlyle Group would own 3,201,649 shares of Common Stock or 22.5% of the Common Stock. However, pursuant to a Stockholders Agreement dated December 16, 2003 with us, The Carlyle Group has waived their right to convert the shares into our Common Stock. In all instances, the shares are owned by partnerships sponsored and controlled by The Carlyle Group. TCG Holdings, LLC and DBD Investors V, L.L.C. commonly do business under the name The Carlyle Group and beneficially own the shares listed for The Carlyle Group. TCG Holdings, LLC beneficially owns 3,079,004 shares of Common Stock and 2,981 shares of Convertible Preferred Stock. DBD Investors V, L.L.C. beneficially owns 22,546 shares of Common Stock and 22 shares of Convertible Preferred Stock. Carlyle Partners II, L.P., a Delaware limited partnership, Carlyle SBC Partners II, L.P., a Delaware limited partnership, Carlyle International Partners II, L.P., a Cayman Islands limited partnership, Carlyle International Partners III, L.P., a Cayman Islands limited partnership, C/S International Partners, L.P., a Cayman Islands limited partnership, Carlyle—GTSD Partners II, L.P., a Delaware limited partnership, CP II Investment Holdings, L.L.C., a Delaware limited liability company, TC Group, L.L.C., a Delaware limited liability company, and Crayfish Holdings, LDC, a Monaco limited duration company (collectively, the "Investment Partnerships"), represent the record owners of up to 3,079,004 shares of Common Stock and 2,981 shares of Convertible Preferred Stock beneficially held by TCG Holdings, LLC. TC Group, L.L.C. exercises investment discretion and control over the shares held by the Investment Partnerships directly through its capacity as the sole general partner of certain of the Investment Partnerships or directly through its wholly-owned subsidiary TC Group II, L.L.C., the sole general partner of certain of the Investment Partnerships. TCG Holdings, L.L.C. a Delaware limited liability company, is the sole managing member of TC Group, L.L.C., the sole general partner of certain of the Investment Partnerships and the holder of power of attorney with respect to shares held of record by Crayfish Holdings, LDC. DBD Investors V, L.L.C., a Delaware limited liability company, is the general partner of TCG Holdings II, L.P., a Delaware limited partnership, which is the general partner of

  TC Group Investment Holdings, L.P., a Delaware limited partnership, which is in turn the managing member of CP II Investment Holdings, L.L.C., a Delaware limited liability company.

(8)
Based solely on an amendment to Schedule 13G filed by Capital Research and Management Company on February 13, 2004. Capital Research and Management Company has sole dispositive power for these shares. Small World Cap Fund, Inc. has sole voting power for these shares.

(9)
Based solely on an amendment to Schedule 13G filed by Ashford Capital Management, Inc. on February 11, 2004.

PROPOSAL I

ELECTION OF DIRECTORS

        Seven directors will be elected at the meeting to hold office until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualify. It is intended that the proxies will be voted for the following nominees, but the holders of the proxies reserve discretion to cast votes for individuals other than the nominees for director named below in the event of the unavailability of any such nominee. We have no reason to believe that any of the nominees will become unavailable for election. We have set forth below the names of the nominees, their age, and position with us, the year in which they were first elected as director, their principal occupation and certain other information concerning each of the nominees.

        The terms of the Convertible Preferred Stock provide that the holders thereof, voting as a separate class, have the right to elect a majority of our Board of Directors so long as The Carlyle Group owns shares of capital stock having 20% or more of the votes that may be cast at annual or special meetings of stockholders. Pursuant to the terms of a Stockholders Agreement with us, The Carlyle Group has waived this right. In addition, we agreed to use our best efforts to nominate an individual selected by The Carlyle Group to our Board as long as The Carlyle Group beneficially owns 15% of the outstanding voting securities. The Carlyle Group has selected Mr. D'Aniello to be its nominee. As of March 15, 2004, The Carlyle Group owns 22.5% of our outstanding voting securities.

Nominees

Daniel A. D'Aniello Age 57	Mr. D'Aniello has been Chairman of the Board and a director since January 1995. He has been a Managing Director and a founding partner of The Carlyle Group, a Washington D.C. based private merchant bank, since 1987. Mr. D'Aniello was Vice President, Finance and Development for Marriott Corporation, a hospitality company, from 1981 to 1987. Prior to that, he was a financial officer at both PepsiCo International and TWA, Inc. Mr. D'Aniello is a magna cum laude graduate of Syracuse University, where he was a member of Beta Gamma Sigma, and a graduate of the Harvard Business School, where he was a Teagle Foundation Fellow.

Michael J. Bayer Age 57
Mr. Bayer became a director in December 2003. Mr. Bayer is a consultant to the defense industry and has been since 1992. Mr. Bayer serves on the boards of CACI Inc. and Cap Gemini Ernst and Young Government Solutions LLC. He previously served on the board of EG&G Inc. until its acquisition by URS Inc. His non-profit service includes the Defense Business Board (Vice Chairman), the Maryland Public Broadcasting Foundation, the Sandia National Laboratory "s National Security Advisory Panel, the Secretary of the Air Force Advisory Group (Chairman) and the Defense Science Board. Mr. Bayer earned his MBA from Ohio State University and a Juris Doctor from Capital University.
Alan J. Fohrer Age 53
Mr. Fohrer became a director in January 2004. Mr. Fohrer has been Chief Executive Officer of Southern California Edison since 2002. From 2000-2002, Mr. Fohrer was president and chief executive officer of Edison Mission Energy. From 1996-2000, Mr. Fohrer was executive vice president and chief financial officer of Edison Mission Energy's parent company Edison International. He was also executive vice president and chief financial officer of Southern California Edison from 1996-1999. He is a member of the Engineering School Board of Councilors of the University of Southern California and the Dean's Advisory Council for the School of Business at California State University, Los Angeles. He is also a member of the board of directors of Montgomery Watson Harza, Inc., the Los Angeles Area Chamber of Commerce, Los Angeles Sports Council, San Gabriel Valley Council Boy Scouts of America, and Town Hall Los Angeles. Mr. Fohrer earned his B.S. and M.S. degrees in civil engineering from the University of Southern California, and an M.B.A. from California State University, Los Angeles.

Dr. Francis J. Harvey Age 60
Dr. Francis J. Harvey has been a director since January 1999. Dr. Harvey is the former chief operating officer of Westinghouse Electric Corporation's Industries and Technology Group. Dr. Harvey held various professional, management and executive positions within Westinghouse from 1969 to 1997. Dr. Harvey earned his doctorate in Metallurgy and Material Sciences from the University of Pennsylvania and his Bachelor of Science at the University of Notre Dame in Metallurgy Engineering and Material Science. Dr. Harvey currently serves as a director of Gardner Technologies, Inc., Bridge Bank, and Kulman Electric Corp. He is also a member of the Board of Regents of Santa Clara University and a co-chair of the Campaign for Santa Clara.
George V. McGowan Age 75
George V. McGowan has been a director of the Company since April 1997. Mr. McGowan served as Chairman of the Board and chief executive officer of Baltimore Gas and Electric Company from 1988 to 1992. Mr. McGowan served as Chairman of the Executive Committee and director of Baltimore Gas and Electric Company and Constellation Energy Group until April 2000. Mr. McGowan currently serves as a director of Organization Resources Counselors, Inc. Mr. McGowan has a Bachelor of Science in Mechanical Engineering from the University of Maryland.
Robert E. Prince Age 57
Robert E. Prince has been our President and Chief Executive Officer since 1990 and a director since 1991. He founded General Technical Services, Inc., one of our predecessors, in October 1984 and was president and chief executive officer from 1987 to 1990. Mr. Prince currently serves on the Board of the Nuclear Energy Institute and Wildlife Fawn Rescue. Mr. Prince, a graduate of the U.S. Naval Academy, served as an officer on nuclear submarines. He also has a Masters in Business Administration from the Wharton School of Finance of the University of Pennsylvania. Mr. Prince is a certified naval nuclear engineer.

Admiral James D. Watkins Age 76
Admiral James D. Watkins has been a director since April 1997. Admiral Watkins was the president of the Joint Oceanographic Institutions, Inc. from 1993 until 2000 and president of the Consortium for Oceanographic Research and Education from 1994 until March 2001. Admiral Watkins was appointed chief of naval operations in 1982 by President Reagan and served as Secretary of Energy under President Bush from 1989 to 1993. Admiral Watkins, a graduate of the U.S. Naval Academy, also has a Masters in Mechanical Engineering from the U.S. Naval Postgraduate School. Admiral Watkins currently serves as Chairman of the Presidentially-appointed Commission on Ocean Policy.

Board Committees

        Our Board of Directors has established an Executive Committee, a Nominating and Corporate Governance Committee, a Compensation Committee and an Audit Committee.

Executive Committee

        The Executive Committee, currently consisting of Daniel A. D'Aniello, Chairman, Dr. Francis J. Harvey and Robert E. Prince has authority to act on most matters during the intervals between Board meetings. The Executive Committee did not meet during 2003.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee of the Board of Directors was established in March 2004. The members of the Nominating Committee are Mr. McGowan, Mr. D'Aniello and Admiral Watkins. Each of the members of the Nominating Committee meets the definition of "independence" set forth in the Nasdaq's listing standards. You can access the Charter for the Nominating Committee electronically at the "Corporate Governance" section on the investor page of our website at www.duratekinc.com or you may request a copy from us by writing to us at Duratek, Inc., Attention: Corporate Secretary, 10100 Old Columbia Road, Columbia, Maryland 21046. The Nominating Committee's responsibilities include: (i) establishing criteria for the selection of new directors, (ii) evaluating the qualifications of potential candidates for directors, (iii) recommending to the Board of Directors the nominees for election at the next annual meeting or any special meeting of stockholders and any person to be considered to fill a Board vacancy or a newly created directorship, and (iv) reviewing and reassessing the adequacy of the our corporate governance principles.

        The Nominating Committee will consider stockholder recommendations for directors sent to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Duratek, Inc., 10100 Old Columbia Road, Columbia, Maryland 21046. Stockholder recommendations for director should include: (i) the name and address of the stockholder recommending the person to be nominated, (ii) a representation that the stockholder is a holder of record of stock of Duratek, including the number of shares held and the period of holding, (iii) a description of all arrangements or understandings between the stockholder and the recommended nominee, (iv) such other information regarding the recommended nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended and (v) the consent of the recommended nominee to serve as a director of Duratek if so elected. To submit a recommendation for director for an upcoming annual stockholder meeting, you must notify Duratek not less than 120 days or more than 180 days before the first anniversary of the date that the proxy statement for the preceding year's annual meeting was first sent to stockholders. Duratek's 2004 Proxy Statement was first sent to stockholders on April 9, 2004. Thus, in order for any such nomination to be considered by Duratek for the 2005 annual meeting, it must be received by Duratek not later than December 11, 2004. In addition, the notice must meet all other requirements contained in Duratek's Bylaws, if any. Stockholders' nominees that comply with these procedures will receive the same consideration that the Nominating Committee's nominees receive.

        To be considered by the Nominating Committee, a director nominee must meet the following minimum criteria:

  •
  Director candidates shall have the highest personal and professional integrity

  •
  Director candidates shall have a record of exceptional ability and judgment

  •
  Director candidates must be able and willing to devote the required amount of time to our affairs, including attendance at Board and committee meetings

  •
  Director candidates should have the interest, capacity and willingness, in conjunction with the other members of the Board, to serve the long-term interests of our stockholders

  •
  Director candidates shall be free of any personal or professional relationships that would adversely affect their ability to serve the best interests of the Company and its stockholders

        Pursuant to a Stockholders' Agreement between The Carlyle Group and us, we have agreed to use our best efforts to nominate for election to the Board one individual designated by The Carlyle Group for so long as The Carlyle Group collectively holds at least 15% of our outstanding voting securities. As previously stated, The Carlyle Group has recommended Mr. D'Aniello.

        The Nominating Committee, with the help of senior management and, as needed, a retained search firm, screens the candidates, does reference checks, prepares a biography for each candidate for the Nominating Committee to review and conducts interviews. The Nominating Committee and Duratek's Chief Executive Officer interview candidates that meet the criteria, and the Nominating Committee selects nominees that best suit the Board's needs to recommend to the full Board.

Compensation Committee

        The Compensation Committee of the Board of Directors (the "Compensation Committee"), currently consists of Dr. Michael J. Bayer, Daniel A. D'Aniello, and Admiral James D. Watkins. You can access the Charter for the Compensation Committee electronically at the "Corporate Governance" section on the investor page of our website at www.duratekinc.com or you may request a copy from us by writing to us at Duratek, Inc., Attention: Corporate Secretary, 10100 Old Columbia Road, Columbia, Maryland 21046. The Compensation Committee's responsibilities include: (i) overseeing our incentive compensation plans and equity-based plans, and (ii) annually reviewing and approving the corporate goals and objectives relevant to the Chief Executive Officer's and other executive officers. The Compensation Committee met twice in 2003.

Audit Committee

        The Audit Committee currently consists of George V. McGowan, Dr. Francis J. Harvey and Alan J. Fohrer. Mr. McGowan and Mr. Fohrer meet the independence and experience requirements of the Nasdaq Listing Standards. During 2003, Dr. Harvey met the experience requirements for audit committee membership under Nasdaq listing standards but may not have met the Nasdaq independence requirements due to certain fees received in 2003 and described under "Director Fees". The Board of Directors determined that it was in the best interest of the Company for Dr. Harvey to serve on the Audit Committee during 2003, in light of Dr. Harvey's insights into the Company's operations as a director and consultant to the Board of Directors, including his oversight of the implementation of financial controls and procedures for the Company's operations.

        The Board has determined that Mr. Fohrer is a "financial expert", as defined by the rules of the SEC. You can access the Charter for the Audit Committee electronically at the "Corporate Governance" section on the investor page of our website at www.duratekinc.com or you may request a copy from us by writing to us at Duratek, Inc., Attention: Corporate Secretary, 10100 Old Columbia Road, Columbia, Maryland 21046. The Audit Committee's responsibilities include: (i) reviewing the independence, qualifications, services, fees and performance of the independent auditors, (ii) appointing, replacing and discharging the independent auditors, (iii) approving the professional services provided by the independent auditors, (iv) reviewing the scope of the annual audit and reports and recommendations submitted by the independent auditors, and (v) reviewing our financial reporting and accounting policies, including any significant changes, with management and the independent auditors. The Audit Committee met five times in 2003.

Director Independence

        Effective as of the Company's 2004 annual meeting, Nasdaq listing standards regarding director independence are modified. The Board has determined that all the Director nominees will continue to be independent under the Nasdaq listing standards, except for Mr. Prince, who is an employee and Dr. Harvey, due to a question whether the fees he received in 2003 for services to the Board affect independence. See "Director Fees." Following the annual meeting, the Board of Directors will adjust the composition of the Audit Committee and Compensation Committee so that each committee will consist solely of independent directors as defined in the revised Nasdaq listing standards.

Stockholder Communications with Directors:

        Stockholders wishing to report complaints or concerns about Duratek's accounting, internal accounting controls or auditing matters or other concerns to the Board or the Audit Committee may do so by sending an email to board@duratekinc.com or auditcommittee@duratekinc.com, or by writing to the Board or Audit Committee at Duratek, Inc., 10100 Old Columbia Road, Columbia, Maryland 21046.

        Complaints relating to Duratek accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee. Other concerns will be referred to the Nominating Committee. All complaints and concerns will be received and processed by the General Counsel's office. You will receive a written acknowledgment from the General Counsel's office upon receipt of your written complaint or concern. You may report your concerns anonymously or confidentially.

Attendance at Meetings

        In addition to committee meetings, during fiscal year 2003, the Board held five meetings. All Board members attended 75% or more of all Board meetings and Committee meetings on which each member served. Our policy is that all Board members be in attendance at the annual meeting of stockholders. All Board members were in attendance at the 2003 Annual Meeting of Stockholders.

Director Fees

        For 2003, Admiral Watkins and Mr. McGowan each received a $15,000 retainer and $2,500 for each meeting attended up to four for their service on the Board of Directors and the Board Committees on which they served. Dr. Harvey received a total of $145,000 for his service on the Board of Directors and on the Board Committees on which he served and for his service as a non-executive Vice Chairman of the Company. The services provided to the Board of Directors by Dr. Harvey in his capacity as Vice Chairman included ongoing Board of Directors oversight of the implementation of key strategic initiatives, taking a leading role for the Board of Directors in developing and implementing executive and key management incentive plans, leadership development programs and succession programs, and evaluating new corporate governance and upcoming regulatory requirements for the Board of Directors. In addition, Admiral Watkins and Messrs. McGowan and Harvey each were granted options to purchase 10,000 shares of Common Stock at the fair market value at the time of the grant. During 2004, the retainer for directors will remain at $15,000 and the per meeting fee up to a maximum of four meetings will be $3,000 for the Chairman of the Compensation and Audit Committees and remain at $2,500 for all non-chairman Directors. Mr. Prince and Mr. D'Aniello did not receive any compensation for their service on the Board of Directors or any committees thereof during 2003 and nor will they be paid in 2004.

EXECUTIVE OFFICER COMPENSATION

        The following table sets forth certain information concerning the compensation for the last three completed fiscal years of the chief executive officer and the next four of our most highly compensated executive officers. No stock appreciation rights ("SARs") were granted during 2003 nor have any SARs been granted at any time in prior years.

SUMMARY COMPENSATION TABLE

	Annual Compensation(1)					Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)(2)	Securities Underlying Options (#)(3)	All Other Compensation ($)(4)
Robert E. Prince President and Chief Executive Officer	2003 2002 2001	286,553 256,836 240,000		174,008 165,011 —	329,981 136,054 47,186	25,000 25,000 25,000	6,000 5,500 5,250
Robert F. Shawver Executive Vice President and Chief Financial Officer	2003 2002 2001	197,781 179,102 167,155		99,756 96,002 —	199,149 83,576 27,287	20,000 20,000 16,000	6,000 1,551 900
C. Paul Deltete Senior Vice President	2003 2002 2001	193,984 183,462 180,000		123,009 93,600 —	— —	15,000 15,000 15,000	5,899 5,500 5,250
William R. Van Dyke Senior Vice President	2003 2002 2001	223,857 196,914 173,600		112,507 92,000 —	— —	15,000 13,000 32,000	6,000 5,500 5,250
Michael F. Johnson Senior Vice President	2003 2002 2001	193,571 165,294 —	(5)	118,009 142,706 —	— —	15,000 20,000 —	5,524 3,238 —

(1)
No executive officer named above received any perquisites and other personal benefits the aggregate amount of which exceeded the lesser of either $50,000 or 10% of the total annual salary and bonus reported for 2003 in the Summary Compensation Table.

(2)
Represents cash awards under our Senior Executive Long Term Performance Award Plan with respect to the achievement of performance criteria in 2002. All of the after-tax portion of the awards were applied to reduce the amount of the outstanding advances to the executives. See "Compensation Committee Report on Executive Compensation" and "Certain Transactions."

(3)
Includes options to purchase Common Stock that were granted on March 10, 2003, March 15, 2002, and May 2, 2001 for Messrs. Prince, Shawver, Deltete, Van Dyke, and Johnson

(4)
Consists of Company matching contributions to the Company's 401(k) Plan.

(5)
Reflects salary paid to Mr. Johnson from the commencement of his employment with us on February 1, 2002.

Options Granted in Last Fiscal Year

        The following table sets forth-certain information relating to options granted in 2003 to purchase shares of our Common Stock for the executive officers whose compensation is reported in the Summary Compensation Table.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted in Fiscal Year
Name			Exercise or Base Price per Share (1) ($)	Expiration Date
					5% ($)	10% ($)
Robert E. Prince	25,000	8.1%	8.11	3/10/2013	127,525	323,131
Robert F. Shawver	20,000	6.5%	8.11	3/10/2013	102,020	258,505
C. Paul Deltete	15,000	4.9%	8.11	3/10/2013	76,515	193,879
William R. Van Dyke	15,000	4.9%	8.11	3/10/2013	76,515	193,879
Michael F. Johnson	15,000	4.9%	8.11	3/10/2013	76,515	193,879

(1)
Options were granted at 100% of fair market value on the date of the grant.

(2)
These dollar amounts are the result of calculations of assumed annual rates of stock price appreciation from the dates of the grant of the option awards to the date of the expiration of such options of 5% and 10%, the two assumed rates being required under the rules of the SEC. Based on these assumed annual rates of stock price appreciation of 5% and 10%, the Company's stock price at March 10, 2013, is projected to be $13.21 and $21.04. These assumptions are not intended to forecast future appreciation of our stock price. Our stock price may increase or decrease in value over the time period set forth above. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

        The following table sets forth certain information concerning the exercise of stock options, the number of unexercised options and the value of unexercised options at the end of 2003 for the executive officers whose compensation is reported in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES
DURING 2003 AND YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2003 Exercisable/ Unexercisable	Value of Unexercised In the Money Options at December 31, 2003(1) Exercisable/ Unexercisable
Robert E. Prince	12,500	165,250	259,314/100,000	$1,771,724/$457,150
Robert F. Shawver	10,000	91,731	130,900/72,600	$870,768/$334,002
C. Paul Deltete	15,000	167,100	74,000/63,000	$414,505/$293,950
William R. Van Dyke	3,000	37,220	24,400/65,600	$166,264/$321,016
Michael F. Johnson	—	—	4,000/16,000	$34,960/$139,840

(1)
Calculated based on the closing price of our Common Stock ($13.04) as reported by the Nasdaq National Market on December 31, 2003. An "In-the-Money" option is an option for which the option price of the underlying stock is less than the market price at December 31, 2003, and all of the value shown reflects stock price appreciation since the granting of the option.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

        We have employment agreements with each of the named executive officers. Under the terms of Mr. Prince's employment agreement, he will hold the offices of President and Chief Executive Officer and will receive an initial base salary of $275,018 per annum. Under the terms of Mr. Shawver's employment agreement, he will hold the offices of Executive Vice President and Chief Financial Officer and will receive an initial base salary of $192,005 per annum. Under the terms of Mr. Deltete's employment agreement, he will hold the office of Senior Vice President and will receive an initial base salary of $187,200 per annum. Under the terms of Mr. Van Dyke's employment agreement, he will hold the offices of Senior Vice President of the Company and President of Duratek Federal Services, Inc. and will receive an initial base salary of $220,000. Under the terms of Mr. Johnson's employment agreement, he will hold the office of Senior Vice President and will receive an initial base salary of $185,411. The Compensation Committee in its discretion may make increases in the base salary of Messrs. Prince, Shawver, Deltete, Van Dyke and Johnson. The employment agreements also provide that the executives shall be eligible to receive cash bonuses and equity incentives pursuant to our Executive Compensation Plan.

        We may terminate the agreements (i) for cause (as defined in the agreements), (ii) for any reason other than cause upon six months notice to the executive, (iii) upon the long-term disability of the executive, or (iv) upon the executive's death. The agreements may be terminated by the executive (i) for good reason (as defined in the agreements) upon six months notice to us or (ii) for any reason other than good reason upon six months notice to us. The agreements are for a term of two years and shall automatically be extended for an additional year unless either the executive or we has provided written notice to the other at least six months prior to the end of the term that it does not wish to extend the agreement. None of the executives above have provided notice that they do not wish to extend their agreements. Thus, the employment agreements for Mr. Prince, Mr. Shawver, Mr. Deltete, Mr. Van Dyke and Mr. Johnson have automatically extended for an additional year.

        Under the terms of these agreements, if the executive is terminated by us without cause or the executive resigns for good reason, we shall pay to the executive his base salary, then in effect, for a period of twelve months from the date of termination and will maintain certain employee benefits for a period of twelve months from the date of termination. Upon a change of control of the Company (as defined in the agreements), if the executive's employment with us is terminated for any reason within twelve months of the change of control, other than (i) by us for cause, (ii) the executive's death or long-term disability, or (iii) by the executive for any reason other than good reason, we shall continue to pay the executive's salary for a period of twelve months from the date of termination and will maintain certain employee benefits for a period of twelve months from the date of termination. Each of the employment agreements provides that the executive will receive an additional payment from us to compensate the executive in the event that excise taxes are imposed on certain payments by us to the executive in connection with a change of control of the Company. The employment agreements also contain certain non-competition provisions prohibiting the executives, for certain periods of time, from engaging in competing businesses.

Section 16(a) Beneficial Ownership Reporting Compliance

        The Securities Exchange Act of 1934 requires our directors, executive officers and beneficial owners of more than 10% of any class of our equity securities to file reports of beneficial ownership of our equity securities and to furnish these reports to us. Based solely on a review of such reports for 2003, we believe that these persons and entities filed all the reports required by the Securities Exchange Act of 1934 on a timely basis with one exception. Mr. Deltete, one of our executive officers, was late in filing a report on Form 4 relating to the sale of 6,700 shares of our common stock.

Audit Committee Report

        The Audit Committee has reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2003 with management and with our independent auditors, KPMG LLP. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with KPMG LLP their independence.

        Based on the Audit Committee's review of the audited consolidated financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2003 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC.

Submitted by the members of the Audit Committee:
George V. McGowan (Chairman)
Dr. Francis J. Harvey
Alan J. Fohrer

Compensation Committee Report on Executive Compensation

        The Compensation Committee has furnished the following report on its policies with respect to the compensation of executive officers. The report is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934.

        The Compensation Committee is responsible for establishing the compensation for the executive officers of the Company, reviewing benefits and compensation for all of our officers and administering our stock option plans. The Compensation Committee's executive compensation policies are designed to enhance the financial performance of the Company, and thus stockholder value, by significantly aligning the actions of the key executives with the financial interests of stockholders. The Compensation Committee reviews the financial performance of the Company and increases to stockholder value annually and adjusts the compensation of key executives based on the improvements achieved.

        The Company adopted an Executive Compensation Plan in order to formalize the determination of the annual compensation of the Company's executive officers. The purpose of the plan is to attract, retain and motivate key management employees and to align the actions of the key executives with the financial interests of stockholders. Under the plan, the executive officers' compensation is structured in such a way so that a meaningful portion is "at risk," with annual incentives intended to provide between 20% and 40% of total compensation. Senior management employees who are recommended by the President and Chief Executive Officer and approved by the Compensation Committee are eligible to participate in the Executive Compensation Plan. The Executive Compensation Plan is administered and all salary and bonuses are at the sole discretion of the Compensation Committee.

        The Executive Compensation Plan consists of three components of compensation: base salary, annual cash performance bonus and long-term stock option grants. The base salary and any raises for the Company's Chief Executive Officer are determined by the Compensation Committee. The base salary and raises for the other executive officers are recommended by the Chief Executive Officer and approved by the Compensation Committee. The annual cash incentive bonus is designed to reward executive officers for their contributions to corporate and business unit objectives, and for individual performance. The bonus is expressed as a percentage of the executive officer's base salary for such fiscal year. The target bonus amount is based on competitive market data. The specific amount of the bonus earned by each executive officer, as a percentage of the executive officer's base salary, is dependent upon the performance of the Company during the fiscal year as compared to budgeted amounts. The plan is based upon net income and cash flow. In addition to salary and cash bonus, the Compensation Committee can award options to purchase shares of the Company's Common Stock. All option awards are at the sole discretion of the Compensation Committee and are based on competitive market compensation data.

        In addition, during 1999, the Company adopted a Senior Executive Long Term Performance Award Plan in order to formalize a program whereby the Company, upon the achievement of certain performance criteria, could make awards to Messrs. Prince and Shawver for the purpose of reducing their outstanding advances from the Company. The Company made the advances to Messrs. Prince and Shawver in order to enable them to exercise certain options and retain the underlying stock, evidencing the long-term commitment of these senior executives to the Company. The plan is administered by the Compensation Committee. The criteria for awards under this plan is determined by the Compensation Committee, but is based upon performance achievement by Messrs. Prince and Shawver that creates, or is likely to create, long-term sustainable increases in stockholder value. The purpose of the plan is to align key members of senior management with the financial interests of the Company by focusing on the achievement of key strategic initiatives that could have the effect of creating long-term sustainable increases to stockholder value. This plan is separate from the Executive Compensation Plan that is intended to recognize the achievement of annual financial performance targets.

        The Company has certain broad-based employee benefit plans in which all employees, including the named executive officers, are permitted to participate on the same terms and conditions relating to eligibility and subject to the same limitations on amounts that may be contributed. In 2003, the Company also made a matching contribution for those participants to the Company's 401(k) Plan.

        Mr. Prince's 2003 Compensation.    Mr. Prince's 2003 compensation was determined pursuant to the terms of the Executive Compensation Plan and consistent with the terms of his employment agreement with the Company. Mr. Prince's base salary was $286,533. Mr. Prince received an annual cash incentive bonus of $174,008 for 2003 as a result of the Company exceeding its budgeted net income and cash flow objectives for 2003. The Compensation Committee awarded Mr. Prince options to purchase 25,000 shares of the Company's Common Stock on March 10, 2003. The Compensation Committee awarded Mr. Prince $136,054 in March 2003 and $193,927 in December 2003 under the Senior Executive Long Term Performance Award Plan with respect to the achievement of performance criteria for 2002 and the successful refinance and preferred stock repurchase transaction completed in December 2003. Specifically, the awards were based on the extension and award of key contracts, the strategic shift to higher margin business areas, the successful implementation of its debt reduction plan, and the reduction in total diluted shares outstanding by 26% as a result of the preferred stock repurchase. The entire after-tax portion of this award was used to reduce Mr. Prince's outstanding advance from the Company.

        Compensation of other Executive Officers and Employees.    The compensation of the other executive officers of the Company named in the Summary Compensation Table was determined consistent with the terms of the Executive Compensation Plan and taking into account individual performance and additional responsibility assumed. For 2003, the executives received the maximum bonus amounts available under the Executive Compensation Plan as a result of the Company exceeding its net income and cash flow performance objectives for 2003. The Compensation Committee awarded to each of Messrs. Shawver, Deltete, Van Dyke, and Johnson options to purchase 20,000, 15,000, 15,000, and 15,000 shares of the Company's Common Stock, respectively. The Compensation Committee awarded Mr. Shawver $83,576 in March 2003 and $115,573 in December 2003 under the Senior Executive Long

Term Performance Award Plan with respect to the achievement of performance criteria for 2002 and the successful refinance and preferred stock repurchase transaction completed in December 2003. Specifically, the awards were based on the extension and award of key contracts, the strategic shift to higher margin business areas, the successful implementation of its debt reduction plan, and the reduction in total diluted shares outstanding by 26% as a result of the preferred stock repurchase. The entire after-tax portion of this award was used to reduce Mr. Shawver's outstanding advance from the Company.

        The Compensation Committee continuously reviews the compensation policies of the Company to attract, retain and provide appropriate incentives for the highest quality professional personnel in order to maintain the Company's competitive position in the environmental technology and services industries, and thereby seeks to provide for the long-term success of the Company and the interests of its stockholders.

        Compensation Deductibility Policy.    Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1 million paid to the five most highly compensated executive officers. The Compensation Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to executive officers of the Company.

Dr. Francis J. Harvey (Chairman)
Daniel A. D'Aniello
Admiral James D. Watkins

Compensation Committee Interlocks and Insider Participation

        During 2003, Dr. Harvey, Admiral Watkins and Mr. D'Aniello served as members of the Compensation Committee. No member of the Compensation Committee is or was an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served as a member of the board of directors or compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

Equity Compensation Plan Information

        The table below sets forth the following information as of the end of our 2003 fiscal year for all compensation plans previously approved by our stockholders and all compensation plans not previously approved by our stockholders:

  (1)
  the number of securities to be issued upon the exercise of outstanding options;

  (2)
  the weighted-average exercise price of such outstanding options; and

  (3)
  other than securities to be issued upon the exercise of such outstanding options, the number of securities remaining available for future issuance under the plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options	(b) Weighted-Average Exercise Price of Outstanding Options($)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	2,003,814	6.19	3,133,470
Equity compensation plans not approved by stockholders	108,374	—	46,626
Total	2,112,188	$6.19	3,180,096

        The equity compensation plans approved by our stockholders are the 1984 Stock Option Plan and the 1999 Stock Option and Incentive Plan. The equity compensation plan not approved by our stockholders is the 1996 Employee Stock Award Plan, which did not require stockholder approval. Options to purchase Common Stock under our stock option plans are granted at prices as determined by the Compensation Committee of the Board of Directors, but shall not be less than the fair market value of our Common Stock on the date of grant. The options are qualified and non-qualified and generally vest over a period of up to five years. The exercise dates and expiration of options (up to a maximum of ten years from the date of grant) are determined by the Compensation Committee of the Board of Directors. Under the terms of the 1996 Employee Stock Award Plan, we award each employee $500 worth of our Common Stock, based on the closing price of our Common Stock on the Nasdaq National Market on the last trading day of the month prior to the date of issuance, on the one year and twenty-fifth year anniversaries of the employee's commencement of employment with us. On the thirtieth and thirty-fifth year anniversaries of the employee's commencement of employment with us, we award each employee $750 and $1,000 worth of our Common Stock, respectively.

Performance Graph

        As part of the proxy statement disclosure requirements mandated by the SEC, we are required to provide a five-year comparison of the cumulative total stockholder return on our Common Stock with that of a broad equity market index and either a published industry index or a company-constructed peer group index. The following graph compares the performance of our Common Stock for the periods indicated with the performance of the CRSP Index for the Nasdaq Stock Market (non-financial) and the Pollution Control Industry Group compiled by Research Data Group (which includes all companies with primary SIC codes 4950, 4953 and 4955 whose stock has been publicly-traded for all of 2003). The comparison assumes $100 was invested on December 31, 1998 in our Common Stock and in each of the foregoing indices and the reinvestment of dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG DURATEK, INC., THE NASDAQ NON-FINANCIAL INDEX
AND THE DOW JONES US POLLUTION CONTROL INDEX

* $100 invested on 12/31/98 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

CERTAIN TRANSACTIONS

        In May 1996 we had advanced loans to Mr. Prince, President and Chief Executive Officer, and Mr. Shawver, Executive Vice President and Chief Financial Officer. The loans bear interest at 5%. On March 15, 2002, the maturity date of the loans was extended to December 31, 2009. At December 31, 2003, the balances of the loans were $269,851 for Mr. Prince and $161,017 for Mr. Shawver.

        On December 16, 2003, we repurchased 151,467 shares of our Convertible Preferred Stock held by investment partnerships controlled by The Carlyle Group, for $49.2 million in cash plus accrued and unpaid dividends of $2.4 million. The purchase price was based on a purchase price of $9.74 per share of Common Stock. Daniel A. D'Aniello a director of the Company is also Co-Founder and Managing Director of The Carlyle Group. Mr. D'Aniello did not take part in the negotiation of the transaction and abstained from voting on the transaction.

        In connection with this transaction, we have entered into a Stockholders' Agreement dated December 16, 2003 with The Carlyle Group under which The Carlyle Group agreed to waive its right under paragraph (b) Article III "Voting Rights" of the Certificate of Designations of the Cumulative Preferred Stock to elect a majority of the Board of Directors and has agreed to vote the shares beneficially owned by it at the upcoming annual meeting to eliminate this provision from the Certificate of Designations. In addition, we have agreed to use our best efforts, consistent with all applicable laws, to cause one individual designated by The Carlyle Group to be nominated to our board provided the nominee is reasonably acceptable to our Nominating and Corporate Governance Committee.

        Following this recapitalization, affiliates of The Carlyle Group collectively remain our largest stockholder with approximately 23% of our outstanding Common Stock. See "Security Ownership of Certain Beneficial Owners and Management."

PROPOSAL II

APPROVAL OF AMENDMENT TO THE CERTIFICATE OF DESIGNATIONS
OF THE CONVERTIBLE PREFERRED STOCK TO
AMEND PARAGRAPH (B) OF ARTICLE III "VOTING RIGHTS"

        On February 24, 2004, the Board of Directors declared advisable and recommended that our stockholders approve a proposed amendment to paragraph (b) Article III "Voting Rights" of the Certificate of Designations of the Convertible Preferred Stock (the "Certificate of Designations") to eliminate the right of the holders of Convertible Preferred Stock, to elect a majority of our Board of Directors. Paragraph (b) Article III "Voting Rights" of our Certificate of Designations currently reads as follows:

  (b)  Until Carlyle Partners II, L.P., a Delaware limited partnership, Carlyle Partners III, L.P., a Delaware limited partnership, Carlyle International Partners II, L.P., a Cayman Islands exempted limited partnership, Carlyle International Partners III, L.P., a Cayman Islands exempted limited partnership, C/S International Partners, a Cayman Islands partnership, Carlyle-GTSD Partners, L.P., a Delaware limited partnership, Carlyle-GTSD Partners II, L.P., a Delaware limited partnership, and any Affiliate (as hereinafter defined) transferee of any of the above-names partnerships collectively cease to beneficially own shares of capital stock having 20% or more of the votes that may be cast at annual or special meetings of stockholders, the holders of Convertible Preferred Stock, voting as a class, shall elect a majority of the members of the Board of Directors at any special meeting of stockholders called for such purpose, at each annual meeting of stockholders and in any written consent of stockholders pursuant to Section 228 of the Delaware General Corporation Law. The number of directors that the holders of the Convertible Preferred Stock shall elect shall be the smallest number that is a majority of the Board of Directors. On any matter on which the holders of Convertible Preferred Stock vote as a class, they shall be entitled to one vote for each share held, and on matters, other than the election of directors, unless Delaware law or this Certificate of Designations required approval by a higher percentage, the matter shall be determined by a majority of the votes cast. With respect to elections of directors, the directors shall be elected by a plurality of the votes cast.

        The full text of the proposed amendment to paragraph (b) Article III "Voting Rights" of the Certificate of Designations is as follows:

  (b)  On any matter on which the holders of Convertible Preferred Stock vote as a class, they shall be entitled to one vote for each share held, and on matters, other than the election of directors, unless Delaware law or this Certificate of Designations requires approval by a higher percentage, the matter shall be determined by a majority of the votes cast.

        All other rights of existing stockholders will remain unchanged. If stockholder approval of this proposal is not obtained at the Annual Meeting, The Carlyle Group's waiver of this provision pursuant to the Stockholders' Agreement described below will still apply.

        Currently, the terms of the Convertible Preferred Stock, as set forth in the Certificate of Designations, provide that so long as The Carlyle Group owns in excess of 20% of our outstanding voting stock, they have a right to elect a majority of our Board of Directors. On December 16, 2003, we repurchased 151,467 shares of our Convertible Preferred Stock, from investment partnerships controlled by The Carlyle Group (collectively, "The Carlyle Group") for $49.2 million in cash plus accrued and unpaid dividends of $2.4 million. The purchase price was based on a purchase price of $9.74 per share of our Common Stock. Each share of Convertible Preferred Stock is convertible into 33.333 shares of our Common Stock. In connection with this repurchase transaction, we entered into a Stockholders' Agreement dated December 16, 2003 with The Carlyle Group, which provides, among other things, that: (i) The Carlyle Group agreed to vote all shares of Common Stock and Convertible

Preferred Stock held by The Carlyle Group in favor of amending paragraph (b) Article III "Voting Rights" of the Certificate of Designations so that that the right of holders of Convertible Preferred Stock to elect a majority of members of the Board of Directors will terminate upon the effectiveness of such vote or consent, and (ii) The Carlyle Group waived their rights as holders of a majority of the outstanding shares of Convertible Preferred Stock to elect a majority of the Board of Directors pursuant to paragraph (b) Article III "Voting Rights" of the Certificate of Designations.

        In addition, the Stockholders' Agreement provides that: (i) subject to certain obligations and limitations, we will use our best efforts to nominate for election to the Board of Directors one (1) individual designated by The Carlyle Group so long as The Carlyle Group holds at least 15% of our outstanding voting securities, (ii) The Carlyle Group will be entitled to designate two (2) individuals that will be entitled to attend and observe all meetings of the Board of Directors so long as The Carlyle Group holds at least 5% of our outstanding voting securities, and (iii) The Carlyle Group will have certain review and access rights with respect to the Company and our management. We also have an option (the "Option") to purchase all of the remaining shares of Convertible Preferred Stock beneficially held by The Carlyle Group for a per share purchase price (the "Per Share Purchase Price") equal to the greater of (i) $324.67 per share of Convertible Preferred Stock plus all accrued dividends and (ii) the highest price per share, excluding accrued dividends, paid by the Company to any holder of Convertible Preferred Stock not a party to the Stockholders' Agreement plus all accrued dividends. We are required to purchase on September 29, 2005 all shares of Convertible Preferred Stock then held by The Carlyle Group at the Per Share Purchase Price in the event that the Option has not been exercised for all shares of Convertible Preferred Stock held by The Carlyle Group before September 29, 2005 and to purchase shares of Convertible Preferred Stock held by The Carlyle Group prior to September 29, 2005 to the extent that we have purchased shares of Convertible Preferred Stock held by any holder that is not a party to the Stockholders' Agreement. The Stockholders' Agreement further provides that, until the earlier of October 1, 2005 and the date on which there are no outstanding shares of Convertible Preferred Stock, The Carlyle Group will not (a) purchase or otherwise acquire beneficial ownership of any of our voting securities to the extent that, after giving effect to such purchase or acquisition, The Carlyle Group would beneficially own more than 15% of our outstanding voting securities or (b) take such other actions, including initiating, soliciting or encouraging certain acquisition proposals concerning the Company or the solicitation of proxies to vote any voting securities of the Company.

        We repurchased these shares from The Carlyle Group to simplify our capital structure and eliminate any market uncertainty connected with the conversion of these shares and the sale of the underlying Common Stock. Proposal II eliminating The Carlyle Group's right to elect a majority of our Board of Directors from our Certificate of Designations is another step in simplifying our capital structure.

        There are 6,005 outstanding shares of Convertible Preferred Stock. The Carlyle Group beneficially owns 3,003 shares or a majority of the outstanding shares of Convertible Preferred Stock. See "Security Ownership of Certain Beneficial Owners and Management."

        The Board of Directors recommends that you vote "FOR" Proposal II to amend paragraph (b) of Article III "Voting Rights" of the Certificate of Designations of the Convertible Preferred Stock to eliminate the right of The Carlyle Group to elect a majority of our Board of Directors.

PROPOSAL III

APPROVAL OF SELECTION OF KPMG LLP AS AUDITORS

        The Audit Committee of the Board of Directors has selected KPMG LLP to audit our accounts for the year ending December 31, 2004. KPMG LLP has no financial interest in the Company and neither it nor any member or employee of the firm has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. KPMG LLP has audited our accounts since 1987. The Delaware General Corporation Law does not require the approval or ratification of the selection of auditors by our stockholders, but in view of the importance of the financial statements to the stockholders, the Board of Directors and the Audit Committee deem it desirable that the stockholders pass upon its selection of auditors. In the event the stockholders disapprove the selection, the Audit Committee will consider the selection of other auditors.

        The Board of Directors recommends that you vote "FOR" Proposal III in view of the familiarity of KPMG LLP with the Company's financial and other affairs acquired during its previous service as auditors for the Company.

        A representative of KPMG LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

        The following is a summary of the fees billed to Duratek by KPMG, LLP for professional services rendered for the years ended December 31, 2003 and December 31, 2002:

Fee Category	2003 Fees	2002 Fees
Audit Fees	$330,000	$297,000
Audit-Related Fees	$436,000	$9,000
Tax Fees	$245,000	$321,000
All Other Fees	—	—

Total Fees	$1,011,000	$627,000

        Audit Fees.    Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports.

        Audit-Related Fees.    Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." These services include consultations related to the Sarbanes-Oxley Act, and consultations concerning financial accounting and reporting standards.

        Tax Fees.    Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance related to state tax incentives.

        All Other Fees.    There were no fees billed for professional services in fiscal years 2003 and 2002 that are not included in one of the above categories.

Policy on Audit Committee Pre-Approval of Audit Services and Permissible Non-Audit Services of Independent Auditors

        The Audit Committee's policy is to pre-approve all audit and permissible non-audit services performed by the independent auditors. These services may include audit services, audit-related services, tax services and other services. For audit services, the independent auditor provides an engagement letter in advance of the April meeting of the Audit Committee, outlining the scope of the audit and related audit fees. If agreed to by the Audit Committee, this engagement letter is formally accepted by the Audit Committee at its April Audit Committee meeting.

        For non-audit services, our senior management will submit from time to time to our Audit Committee for approval non-audit services that it recommends the Audit Committee engage the independent auditor to provide for the fiscal year. Our senior management and the independent auditor will each confirm to our Audit Committee that each non-audit service is permissible under all applicable legal requirements. A budget, estimating non-audit service spending for the fiscal year, will be provided to the Audit Committee along with the request. The Audit Committee must approve both permissible non-audit services and the budget for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

        The Audit Committee may delegate pre-approval authority to its Chairman. The Chairman must report any decisions to the Audit Committee at the next scheduled meeting.

STOCKHOLDER PROPOSALS

        Stockholder proposals intended to be presented at the 2005 annual meeting of stockholders must be received by us for inclusion in our proxy statement and proxy relating to that meeting no later than December 11, 2004 and must otherwise be in compliance with applicable SEC regulations.

        SEC rules also establish a different deadline for submission of stockholder proposals that are not intended to be included in our proxy statement with respect to discretionary voting. The discretionary voting deadline for our 2005 annual meeting is February 24, 2005. If a stockholder gives notice of such a proposal after the discretionary voting deadline, the Company's proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at our 2005 annual meeting.

OTHER MATTERS

        The Board of Directors knows of no other matters to be presented for action at the meeting other than that mentioned above. However, if any matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote on such other matters in accordance with their judgment of the best interests of the Company.

DURATEK, INC.
10100 Old Columbia Road
Columbia, Maryland 21046

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PROXY FOR PREFERRED STOCKHOLDERS

        Revoking any such prior appointment, the undersigned hereby appoints Robert E. Prince and Daniel A. D'Aniello and each of them, attorneys and agents, with power of substitution to vote as Proxy for the undersigned, as herein stated, at the Annual Meeting of Stockholders of Duratek, Inc., to be held at 10100 Old Columbia Road, Columbia, Maryland 21046 on Wednesday, May 12, 2004 at 10:30 a.m. and at any adjournments thereof, with respect to the number of shares the undersigned would be entitled to vote if personally present.

The Board of Directors Recommends a vote "FOR" all nominees in Items 1 "FOR" Items 2 and 3.

1.	ELECTION of the following Nominees as Directors: Daniel A. D'Aniello, Admiral James D. Watkins, George V. McGowan, Dr. Francis J. Harvey, Michael J. Bayer, Alan J. Fohrer, and Robert E. Prince
FOR all nominees
WITHHOLD AUTHORITY to vote for all Nominees
WITHHOLD AUTHORITY to vote for the following Nominees only: (Write the name of the Nominees in the space below.)
2.
To approve an amendment to paragraph (b) Article III "Voting Rights" of the Certificate of Designations establishing the 8% Cumulative Convertible Redeemable Preferred Stock, par value $.01 per share, to eliminate the right of the holders of the 8% Cumulative Convertible Redeemable Preferred Stock, voting as a separate class, to elect a majority of the members of our Board of Directors.
	FOR	AGAINST	ABSTAIN

3.	To approve the appointment of KPMG LLP as the Company's independent auditors for the year ending December 31, 2004.
	FOR	AGAINST	ABSTAIN
Upon any other matters which may properly come before the meeting or any adjournment thereof.

The proxy when properly executed will be voted FOR the election of Directors, FOR the amendment to paragraph (b) Article III "Voting Rights" of the Certificate of Designations establishing the 8% Cumulative Convertible Redeemable Preferred Stock, par value $.01 per share, to eliminate the right of the holders of the 8% Cumulative Convertible Redeemable Preferred Stock, voting as a separate class, to elect a majority of the members of our Board of Directors, FOR the appointment of KPMG LLP as independent auditors, and on any other matters in accordance with the discretion of the named attorneys and agents, if no instructions to the contrary are indicated on the reverse side hereof.

The undersigned hereby acknowledges receipt of a copy of the Company's 2003 Annual Report and Notice of Annual Meeting and Proxy Statement relating to such Annual Meeting.

x	(Signature)
x	(Signature)
Date:

        Please mark, date and sign as your name appears above and return. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If shares are held jointly each stockholder named should sign.

DURATEK, INC.
10100 Old Columbia Road
Columbia, Maryland 21046

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PROXY FOR COMMON STOCKHOLDERS

        Revoking any such prior appointment, the undersigned hereby appoints Robert E. Prince and Daniel A. D'Aniello and each of them, attorneys and agents, with power of substitution to vote as Proxy for the undersigned, as herein stated, at the Annual Meeting of Stockholders of Duratek, Inc., to be held at 10100 Old Columbia Road, Columbia, Maryland 21046 on Wednesday, May 12, 2004 at 10:30 a.m. and at any adjournments thereof, with respect to the number of shares the undersigned would be entitled to vote if personally present.

The Board of Directors Recommends a vote "FOR" all nominees in Item 1 and "FOR" Items 2 and 3.

1.	ELECTION of the following Nominees as Directors: Daniel A. D'Aniello, Admiral James D. Watkins, George V. McGowan, Dr. Francis J. Harvey, Michael J. Bayer, Alan J. Fohrer, and Robert E. Prince
FOR all nominees
WITHHOLD AUTHORITY to vote for all Nominees
WITHHOLD AUTHORITY to vote for the following Nominees only: (Write the name of the Nominees in the space below.)

2.
To approve an amendment to paragraph (b) Article III "Voting Rights" of the Certificate of Designations establishing the 8% Cumulative Convertible Redeemable Preferred Stock, par value $.01 per share, to eliminate the right of the holders of the 8% Cumulative Convertible Redeemable Preferred Stock, voting as a separate class, to elect a majority of the members of our Board of Directors.
	FOR	AGAINST	ABSTAIN

3.	To approve the appointment of KPMG LLP as the Company's independent auditors for the year ending December 31, 2004.
	FOR	AGAINST	ABSTAIN

Upon any other matters which may properly come before the meeting or any adjournment thereof.

The proxy when properly executed will be voted FOR the election of Directors, FOR the amendment to paragraph (b) Article III "Voting Rights" of the Certificate of Designations establishing the 8% Cumulative Convertible Redeemable Preferred Stock, par value $.01 per share, to eliminate the right of the holders of the 8% Cumulative Convertible Redeemable Preferred Stock, voting as a separate class, to elect a majority of the members of our Board of Directors, FOR the appointment of KPMG LLP as independent auditors, and on any other matters in accordance with the discretion of the named attorneys and agents, if no instructions to the contrary are indicated on the reverse side hereof.

The undersigned hereby acknowledges receipt of a copy of the Company's 2003 Annual Report and Notice of Annual Meeting and Proxy Statement relating to such Annual Meeting.

x	(Signature)
x	(Signature)
Date:

        Please mark, date and sign as your name appears above and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If shares are held jointly each stockholder named should sign.

QuickLinks

PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL I ELECTION OF DIRECTORS
AGGREGATED OPTION EXERCISES DURING 2003 AND YEAR-END OPTION VALUES
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG DURATEK, INC., THE NASDAQ NON-FINANCIAL INDEX AND THE DOW JONES US POLLUTION CONTROL INDEX
PROPOSAL II APPROVAL OF AMENDMENT TO THE CERTIFICATE OF DESIGNATIONS OF THE CONVERTIBLE PREFERRED STOCK TO AMEND PARAGRAPH (B) OF ARTICLE III "VOTING RIGHTS"
PROPOSAL III APPROVAL OF SELECTION OF KPMG LLP AS AUDITORS